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       EXHIBIT 11 - STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                       FOR THE THREE  FOR THE THREE  FOR THE NINE   FOR THE NINE
                                                       MONTHS ENDED   MONTHS ENDED   MONTHS ENDED   MONTHS ENDED
                                                       SEPTEMBER 30,  SEPTEMBER 30,  SEPTEMBER 30,  SEPTEMBER 30,
                                                           1995          1996           1995            1996
                                                       -------------  -------------  -------------  -------------
                                                           (In thousands, except share and per-share amounts)
INCOME (LOSS) BEFORE EXTRAORDINARY ITEMS                $   4,711     $   18,937      $  (2,846)     $  13,094
EXTRAORDINARY LOSS                                              0              0         (8,462)        (2,215)
                                                        ---------     ----------      ---------      ---------
NET INCOME (LOSS)                                       $   4,711     $   18,937      $ (11,308)     $  10,879
                                                        ---------     ----------      ---------      ---------
                                                        ---------     ----------      ---------      ---------
CALCULATION OF PRIMARY EARNINGS (LOSS) PER SHARE:

WEIGHTED AVERAGE SHARES OUTSTANDING                     6,313,000     10,454,403      6,041,000      8,661,111
COMMON STOCK EQUIVALENTS (OPTIONS & WARRANTS)                   *        795,279              *        699,427
                                                        ---------     ----------      ---------      ---------
TOTAL WEIGHTED AVERAGE SHARES OUTSTANDING               6,313,000     11,249,682      6,041,000      9,360,538
                                                        ---------     ----------      ---------      ---------
                                                        ---------     ----------      ---------      ---------

INCOME (LOSS) BEFORE EXTRAORDINARY ITEMS                $    0.75     $     1.68      $   (0.47)     $    1.40
EXTRAORDINARY  LOSS                                          0.00           0.00          (1.40)         (0.24)
                                                        ---------     ----------      ---------      ---------
NET INCOME (LOSS)                                       $    0.75     $     1.68      $   (1.87)     $    1.16
                                                        ---------     ----------      ---------      ---------
                                                        ---------     ----------      ---------      ---------

CALCULATION OF FULLY DILUTED  EARNINGS (LOSS) PER SHARE:

WEIGHTED AVERAGE SHARES OUTSTANDING                     6,313,000     10,454,403      6,041,000      8,661,111
COMMON STOCK EQUIVALENTS (OPTIONS & WARRANTS)                   *        800,096              *        790,508
                                                        ---------     ----------      ---------      ---------
TOTAL WEIGHTED AVERAGE SHARES OUTSTANDING               6,313,000     11,254,499      6,041,000      9,451,619
                                                        ---------     ----------      ---------      ---------
                                                        ---------     ----------      ---------      ---------

INCOME (LOSS) BEFORE EXTRAORDINARY ITEMS                $    0.75     $     1.68      $   (0.47)     $    1.39
EXTRAORDINARY  LOSS                                          0.00           0.00          (1.40)         (0.23)
                                                        ---------     ----------      ---------      ---------
NET INCOME (LOSS)                                       $    0.75     $     1.68      $   (1.87)     $    1.15
                                                        ---------     ----------      ---------      ---------
                                                        ---------     ----------      ---------      ---------
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* EXCLUDED AS SUCH AMOUNTS ARE ANTI-DILUTIVE